UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DJSP ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	98-0667099
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

900 South Pine Island Road, Suite 400
Plantation, Florida 33324
Tel: (954) 233-8400
 (Address, including zip code, and telephone number, including area code, of principal executive offices)

DJSP Enterprises, Inc. 2009 Equity Incentive Plan
 (Full Title of the Plan)

Stephen J. Bernstein
900 South Pine Island Road, Suite 400
Plantation, Florida 33324
Tel: (954) 233-8400
Fax: (954) 233-8570
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jeanne M. Moloney
Dykema Gossett PLLC
39577 Woodward Avenue, Suite 300
Bloomfield Hills, Michigan 48304
248-203-0775

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)
☐ Accelerated filer	☒ Smaller reporting company

EXPLANATORY NOTE

DJSP Enterprises, Inc. (the “Company”) has filed Registration Statement No. 333-167948 (the “Registration Statement”) covering 1,570,000 of its ordinary shares (the “Registered Shares”) for issuance under its 2009 Equity Incentive Plan (the “Plan”).  The offering of shares pursuant to this Registration Statement is terminated.  The Company is terminating the Registration Statement and deregistering the remaining Registered Shares registered but unsold under the Registration Statement, in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Registered Shares that had been registered for issuance that remain unsold at the termination of the offering of shares pursuant to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation, State of Florida on March 4, 2011.

DJSP ENTERPRISES, INC.

By:	/s/ Stephen J. Bernstein
Stephen J. Bernstein
President, Chief Executive Officer, and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on March 4, 2011.

Signature	Title	Date

/s/ Stephen J. Bernstein	President, Chief Executive Officer and Chairman of the Board	March 4, 2011
Stephen J. Bernstein	(Principal Executive Officer and Principal Financial Officer)

/s/ Jay Turtora	Chief Accounting Officer (Principal Accounting Officer)	March 4, 2011
Jay Turtora

/s/ Nicholas Adler	Director	March 4, 2011
Nicholas Adler

/s/ Jerry L. Hutter	Director	March 4, 2011
Jerry L. Hutter

/s/ Kerry Propper	Director	March 4, 2011
Kerry Propper

/s/ Juan Ruiz	Director	March 7, 2011
Juan Ruiz